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                                                                   EXHIBIT 10.72

            Amendment to Option on Future Clubs Agreement dated as of
                March 11, 1999 by and between the Registrant and
                            Millennium Partners, LLC


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                          THE SPORTS CLUB COMPANY, INC.
                     11100 Santa Monica Boulevard, Suite 300
                          Los Angeles, California 90025

                                 March 11, 1999


Millennium Partners LLC
1995 Broadway, 3rd Floor
New York, New York 10023-5882

        Re:     Amendment to Option on Future Clubs Agreement

Gentlemen:

        This letter agreement will amend that certain letter agreement regarding the option on future clubs dated October 27, 1998 previously entered into by and between you, Millennium Partners LLC ("Millennium"), and us, The Sports Club Company, Inc. ("SCC") (the "Prior Letter Agreement") as follows:

        Any capitalized term otherwise not defined in this letter agreement shall have the meaning given such term in the Prior Letter Agreement.

        Clause A of paragraph 1 of the Prior Letter Agreement shall be deemed modified and restated in its entirety as follows:

        "A. Subject to any adjustment required pursuant to clauses B, D and E below (except with respect to items (i) and (ii) of this clause A) and notwithstanding anything to the contrary in the health club lease for the SF Project (the "SF Lease")), the annual rent under the lease for a health club in (i) Washington, D.C. (the "Washington, D.C. Lease") shall be $3 million, (ii) Boston (the "Boston Lease") shall be $2.75 million,
        (iii) the third City (the "Third City Lease") with respect to which SCC shall have exercised an option to lease subject to and in accordance with this letter agreement shall be $2.5 million, (iv) the fourth City (the "Fourth City Lease") with respect to which SCC shall have exercised an option to lease subject to and in accordance with this letter agreement shall be $2.5 million and (v) the fifth City (the "Fifth City Lease") with respect to which SCC shall have exercised an option to lease subject to and in accordance with this letter agreement shall be $2.75 million."

        (a) Provided that (i) neither SCC nor any affiliate of SCC then remains in monetary default under any lease or other written agreement (including, without limitation, that certain participation agreement between Millennium and SCC dated as of October 27, 1998 (the "Participation Agreement")) with Millennium or any affiliate of Millennium after the expiration of any applicable notice, grace and/or cure periods and (ii) any such lease(s) has not been terminated as a result of any default thereunder by SCC or any affiliate of SCC, then, if and to the extent the aggregate amount of fixed annual rent actually paid by SCC or any affiliates of SCC under the leases with Millennium or any affiliates of Millennium for a Lease Year (as defined in the San Francisco health club lease) after December 31, 2005 exceeds the Average Leased Premises Rent (as defined in the Participation Agreement), then, in such event, Millennium shall pay to SCC, within thirty (30) days after Millennium's receipt of a NDC Statement (as defined in the Participation Agreement) for any such Lease Year, the Excess Average Rent (as defined in the Participation Agreement) which has not been


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theretofore refunded to SCC or credited against NDC Rent (as defined in the
Participation Agreement), together with interest thereon at the rate of 11% per annum (the "Interest Rate") from the date any such outstanding Excess Average Rent was received by Millennium to the date paid to SCC. SCC and Millennium agree and acknowledge that notwithstanding anything to the contrary contained in
Section 3.2 of the Participation Agreement that for the purpose of determining Excess Average Rent, the amount paid to SCC subject to and in accordance with this paragraph 3(a) shall be deducted when so paid to SCC from the aggregate amount of fixed annual rent under the Agreements of Lease (as defined in the Participation Agreement).

                (b) (i) Provided that (1) neither SCC nor any affiliate of SCC then remains in monetary default under any lease or other written agreement (including, without limitation, the Participation Agreement) with Millennium or any affiliate of Millennium after the expiration of any applicable notice, grace and/or cure periods, (2) any such lease(s) has not been terminated as a result of any default thereunder by SCC or any affiliate or SCC and (3) the rent commencement date has occurred under the Boston Lease (the "Boston Lease Commencement Date"), then, until the aggregate amount of fixed annual rent actually paid by SCC or any affiliate of SCC under the leases with Millennium or any affiliates of Millennium for a Lease Year is less than or equal to the Average Leased Premises Rent (without regard to the Refund Rent (as hereinafter defined) or any rent abatement under any lease with Millennium or any affiliate of Millennium), Millennium shall refund $250,000 to SCC (the "Refund Rent") each Lease Year in twelve (12) equal monthly installments on the tenth (10th) day of each calendar month commencing on the tenth (10th) day of the calendar month immediately following the calendar month in which the Boston Lease Commencement Date occurs and ending on the date on which the entire Refund Rent for any such Lease Year is refunded to SCC.

                        (ii) SCC and Millennium agree and acknowledge that in the event Millennium shall fail to pay SCC Refund Rent subject to and in accordance with paragraph 3(b)(i) hereof, then, in such event, any such amount of unpaid Refund Rent, together with interest thereon at the Interest Rate from the date such amount was due to the date such amount is refunded to SCC or credited against NDC Rent, shall be credited against the next installment of NDC Rent payable under the Participation Agreement.

                        (iii) SCC and Millennium agree and acknowledge that notwithstanding anything to the contrary contained in Section 3.2 of the Participation Agreement, that for the purpose of determining the Excess Average Rent and/or the Average Leased Premises Rent for a particular Lease Year the amount of fixed annual rent under the Boston Lease shall be deemed to be $2.5 million, rather than $2.75 million.

        (a) (i) Provided that neither SCC nor any affiliate of SCC then remains in monetary default under any lease or other written agreement (including, without limitation, the Participation Agreement) with Millennium or any affiliate of Millennium after the expiration of any applicable notice, grace and/or cure periods, then, in the event (1) of the transfer by Millennium or any affiliate of Millennium of the entire fee title to the SF Project to a third party (other than to an Affiliate (as hereinafter defined) of Millennium (provided that the


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principal purpose of any such transfer is not the circumventing of the obligation of Millennium contained in this paragraph 4(a)(i)) or any transferee who acquires any such fee title under any mortgage or building loan agreement, whether now or hereafter in effect, or any renewal, addition, modification, consolidation, replacement or extension of any such mortgage or loan agreement through foreclosure proceeding or an assignment or deed in lieu of foreclosure) and (2) as of the date of such transfer the unexpired portion of the term of the SF Lease is at least five (5) years or the tenant thereunder exercises an extension option under the SF Lease, regardless of whether the tenant thereunder then would otherwise have the right to exercise same, by delivering to Millennium notice thereof within ten (10) days following written notice from Millennium of any such anticipated transfer (which exercise notice from the tenant thereunder may be conditioned upon the actual consummation of such transfer) , then, in such event, Millennium shall pay to SCC simultaneously with any such transfer of fee title to the SF Project the sum of (aa) $2.5 million plus (bb) any Excess Average Rent which has not been theretofore refunded to SCC or credited against NDC Rent, together with interest thereon at the Interest Rate from the date any such outstanding Excess Average Rent was received by Millennium to the date paid to SCC. SCC and Millennium agree and acknowledge that notwithstanding anything to the contrary contained in Section 3.2 of the Participation Agreement that for the purpose of determining Excess Average Rent, the amount described in clause (bb) of this paragraph 4(a)(i) paid to SCC subject to and in accordance with this paragraph 4(a)(i) shall be deducted from the aggregate amount of fixed annual rent under the Agreements of Lease. For purposes of this letter agreement, (x) "Affiliate" shall mean any natural person or persons, a partnership, a corporation or any other form of business or legal association or entity (generically and collectively, "Person") which shall (xx) Control (as hereinafter defined), (yy) be under the Control of, or (zz) be under common Control with the Person in question and (y) "Control" or "control" shall mean ownership of fifty percent (50%) or more of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

                        (ii) Provided that neither SCC nor any affiliate of SCC then remains in monetary default under any lease or other written agreement (including, without limitation, the Participation Agreement) with Millennium or any affiliate of Millennium after the expiration of any applicable notice, grace and/or cure periods, then, in the event (1) of the transfer by Millennium or any affiliate of Millennium of the entire fee title to the project in which the leased premises under the Washington, D.C. Lease is situated (the "Washington, D.C. Project") to a third party (other than to an Affiliate of Millennium (provided that the principal purpose of any such transfer is not the circumventing of the obligation of Millennium contained in this paragraph 4(a)(ii)) or any transferee who acquires any such fee title under any mortgage or building loan agreement, whether now or hereafter in effect, or any renewal, addition, modification, consolidation, replacement or extension of any such mortgage or loan agreement through foreclosure proceeding or an assignment or deed in lieu of foreclosure) and (2) as of the date of such transfer the unexpired portion of the term of the Washington, D.C. Lease is at least


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five (5) years or the tenant thereunder exercises an extension option under the
Washington, D.C. Lease, regardless of whether the tenant thereunder then would otherwise have the right to exercise same, by delivering to Millennium notice thereof within ten (10) days following written notice from Millennium of any such anticipated transfer (which exercise notice from the tenant thereunder may be conditioned upon the actual consummation of such transfer), then, in such event, Millennium shall pay to SCC simultaneously with any such transfer of fee title to the Washington, D.C. Project the sum of (aa) $2.5 million plus (bb) any Excess Average Rent which has not been theretofore refunded to SCC or credited against NDC Rent, together with interest thereon at the Interest Rate from the date any such outstanding Excess Average Rent was received by Millennium to the date paid to SCC. SCC and Millennium agree and acknowledge that notwithstanding anything to the contrary in Section 3.2 of the Participation Agreement that for the purpose of determining Excess Average Rent, the amount described in clause
(bb) of this paragraph 4(a)(ii) paid to SCC subject to and in accordance with this paragraph 4(a)(ii) shall be deducted from the aggregate amount of fixed annual rent under the Agreements of Lease.

                SCC and Millennium agree and acknowledge that notwithstanding anything to the contrary contained in clause A of paragraph 1 of the Prior Letter Agreement, as modified and restated by this letter agreement, in the event SCC shall continue to have an option under the Prior Letter Agreement to enter into a lease for a health club with Millennium or an affiliate of Millennium and the SF Project and/or the Washington, D.C. Project is transferred as described in paragraph 4(a) hereof, then, the annual rent under the immediately following health club lease which SCC elects to enter into under the Prior Letter Agreement (exclusive of the Boston Lease) shall be adjusted so that the average fixed annual rent under (i) such lease, (ii) the leases already entered into under the Prior Letter Agreement (exclusive of the Washington, D.C. Lease if the Washington, D.C. Project is transferred as described in paragraph 4(a) hereof), (iii) the SF Lease (unless the SF Project is transferred as described in paragraph 4(a) hereof) and (iv) the remaining leases with respect to which SCC has a continued option to lease under the Prior Letter Agreement as described in clause A of paragraph 1 thereof, shall be $2.75 million (subject to any adjustment required pursuant to clauses B, D and E of clause A of paragraph 1 of the Prior Letter Agreement).

                (b) SCC and Millennium agree and acknowledge that notwithstanding anything to the contrary contained in Section 3.2 of the Participation Agreement, in the event of any transfer of the SF Project and/or the Washington, D.C. Project as described in paragraph 4(a) hereof, then, in each such event, the aggregate amount of fixed annual rent under the Agreement of Lease (as defined in the Participation Agreement) at the SF Project and/or the Washington, D.C. Project, as applicable, and the total number of rentable square feet of the leased premises under the Agreement of Lease at the SF Project and/or the Washington, D.C. Project, as applicable, shall not be taken into account in connection with the determination of the Excess Average Rent and Average Leased Premises Rent.

        5. Anything herein to the contrary notwithstanding, this letter agreement and all of the terms and provisions hereof shall be deemed effective as of the date hereof.


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        6. Except as otherwise expressly stated in this letter agreement, the terms and conditions of the Prior Letter Agreement and the Participation Agreement have not been modified or amended in any respect, and the Prior Letter Agreement and the Participation Agreement remain in full force and effect.


                                            Sincerely,
                                            THE SPORTS CLUB COMPANY, INC.
                                            a Delaware corporation

                                            By: /s/ David M. Talla
                                               ---------------------------------
                                            Its: CEO
                                                --------------------------------

Acknowledged and agreed to as of the date first set forth above:

MILLENNIUM PARTNERS LLC,
a New York limited liability company

By: Millennium Partners Management LLC,
    a New York limited liability company,
    Its managing member

    By: Millennium Manager I, Inc.
        a New York corporation,
        Its manager
        By: /s/ Brian J. Collins
            ----------------------------------
        Its:
            -----------------------------------